Agreement - Shanghai General Foreign Language Online Learning Centre

Date: Aug 28, 2001

Part A: Shanghai Broadband Network, Inc.

Part B: Shanghai General Foreign Language Assessment Office

Part C: Shanghai Information Technology R&D Center

For the purpose of providing qualified human resources with foreign language skills and improving the Shanghai General foreign language test, part A, part B and part C have made the following agreement on establishing Shanghai General Online Foreign Language Learning Center:

1. Part A, part B and part C will build a biggest online foreign language learning center in Shanghai, based on the existed broadband network in the city of Shanghai and the English language study material owned by part B.

2. Part A will be investing on this center, as well as providing associated hardware / software, transferring the course content to the network format and administering the whole system.

3. Part B will be providing online course content and lectures, consulting on and assessing the level of the courses.

4. Part C will be consulting on the broadband technique for this project and will be involved in planning and implementing the project.

5. A system will be built by both part A and part B to let the students take the Shanghai General Foreign Language Test depending on this online learning center, in the mean while to let the students learn online depending on the course content provided by part B.

6. Each of the parts will be receiving its gained revenue based on the terms below:

6.1 The project will pay the costs of labor to part C out of its investment.

6.2 Part A will be receiving the 75% of the net revenue and part B will be receiving 25% of it.

7. The operation status of the online learning center will be opened to each part, which will also be receiving the annual report.

8. A detailed implemented plan on this online learning center will be drafted by all the parties.

9. All the other associated items not covered in this agreement will be discussed by all the parties.

Part A: Shanghai Broadband Network, Inc.

Part B: Shanghai General Language Assessment Office

Part C: Shanghai Information Technology R&D Center